UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    August 10, 2018

CONSTELLATION BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-08495	16-0716709
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

207 High Point Drive, Building 100, Victor, NY 14564

(Address of principal executive offices)                (Zip Code)

Registrant’s telephone number, including area code        (585) 678-7100

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company            ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                                                             ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 10, 2018 (the “Effective Date”), Constellation Brands, Inc. (the “Company”), CIH International S.à r.l., an indirect wholly owned subsidiary of the Company organized under the laws of Luxembourg (“CIH”), CB International Finance S.à r.l., an indirect wholly owned subsidiary of the Company organized under the laws of Luxembourg (“CBIF” or the “European Borrower” and together with the Company, the “Borrowers”), Bank of America, N.A., as administrative agent (the “Administrative Agent”), and certain other lenders (the “Lenders”), entered into a Restatement Agreement (the “Restatement Agreement”) that amended and restated the Sixth Amended and Restated Credit Agreement dated as of July 14, 2017, by and among the Company, CIH, CBIF, the Administrative Agent and the other lenders thereto (the “Sixth Restated Credit Agreement” and as amended and restated by the Restatement Agreement, the “Seventh Restated Credit Agreement”).

The principal changes to the Sixth Restated Credit Agreement effected by the Restatement Agreement are (i) the removal of CIH as a borrower under the Seventh Restated Credit Agreement, (ii) the termination of the European Cross-Guarantee Agreement (as defined below) (See Item 1.02 which is incorporated herein by reference), and (iii) in certain circumstances where LIBOR cannot be adequately ascertained or available, the addition of a mechanism to provide for the replacement of LIBOR with an alternative benchmark rate.

Certain of the Lenders, the Administrative Agent and their affiliates have performed, and may in the future perform, various commercial banking, investment banking, lending, underwriting and brokerage services, and other financial and advisory services for the Company and its subsidiaries for which they have received, and will receive, customary fees and expenses. The Company and certain of its subsidiaries have, and may in the future, enter into derivative arrangements with certain of the Lenders and their affiliates. In addition, one of the Lenders is the trustee under an indenture for certain of the Company’s outstanding notes. Certain of the Lenders or their affiliates and affiliates of the Administrative Agent are lenders under certain credit facilities to a Sands family investment vehicle that, because of its relationship with members of the Sands family, is an affiliate of the Company. Such credit facilities are secured by pledges of shares of class A common stock of the Company, class B common stock of the Company, or a combination thereof and personal guarantees of certain members of the Sands’ family, including Richard Sands and Robert Sands.

The foregoing description of the Restatement Agreement is a summary and is qualified in its entirety by reference to the Restatement Agreement, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the Sixth Restated Credit Agreement, CIH, CBIF and the Administrative Agent previously entered into that certain Amended and Restated Cross-Guarantee Agreement, dated as of July 14, 2017 (the “European Cross-Guarantee Agreement”). Pursuant to the European Cross-Guarantee Agreement, CIH and CBIF each unconditionally and irrevocably guaranteed to the Administrative Agent, for the ratable benefit of the Lenders, the obligations of each other under the Sixth Restated Credit Agreement.

Effective as of August 10, 2018, the European Cross-Guarantee Agreement was terminated, pursuant to and in connection with the Seventh Restated Credit Agreement. See Item 1.01 which is incorporated herein by reference.

There were no early termination penalties incurred by the Borrowers as a result of the termination of the European Cross-Guarantee Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Borrowers entered into the Seventh Restated Credit Agreement on August 10, 2018.    See Item 1.01 which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description
4.1	Restatement Agreement, dated as of August 10, 2018, by and among the Company, CIH International S.à r.l., CB International Finance S.à r.l., Bank of America, N.A., as administrative agent, and the Lenders party thereto, including the Seventh Amended and Restated Credit Agreement dated as of August 10, 2018, by and among the Company, CB International Finance S.à r.l., Bank of America, N.A., as administrative agent, and the Lenders party thereto.

INDEX TO EXHIBITS

Exhibit No.	Description

(4)	INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS, INCLUDING INDENTURES

(4.1)	Restatement Agreement, dated as of August 10, 2018, by and among the Company, CIH International S.à r.l., CB International Finance S.à r.l., Bank of America, N.A., as administrative agent, and the Lenders party thereto, including the Seventh Amended and Restated Credit Agreement dated as of August 10, 2018, by and among the Company, CB International Finance S.à r.l., Bank of America, N.A., as administrative agent, and the Lenders party thereto (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 14, 2018	CONSTELLATION BRANDS, INC.

	By:	/s/ David Klein
David Klein
Executive Vice President and
Chief Financial Officer